Exhibit 99.2
This Proxy is Solicited on Behalf of the Board of Managers
NATIONAL BY-PRODUCTS, LLC
PROXY FOR SPECIAL MEETING OF UNITHOLDERS
ON                               , 2006
     The undersigned hereby constitutes and appoints C. Dean Carlson, Mark A. Myers, and David A. Pace, or any one or more of them, the proxies and attorneys of the undersigned, each with full power of substitution (the action of a majority of them or their substitutes present and acting to be in any event controlling), for and in the name, place and stead of the undersigned, to attend the Special Meeting of Unitholders of NATIONAL BY-PRODUCTS, LLC (the “Company”) to be held at                                                                                                       , Des Moines, Iowa on                                          , 2006 at                      a.m., Central Time, and any adjournments thereof, and to vote as directed below all units of the Company held of record by the undersigned on                                         , 2006, with all powers the undersigned would possess if personally present at such meeting.
1.	Proposal to approve and adopt the asset purchase agreement, dated as of December 19, 2005, by and among Darling International Inc., National By-Products, LLC, and a wholly-owned subsidiary of Darling International Inc., and the transactions contemplated thereby, including an amendment to the articles of organization of National By-Products, LLC to change its name to West-end Liquidation, LLC effective upon closing of the acquisition.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	Proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve proposal 1 above.

☐ FOR	☐ AGAINST	☐ ABSTAIN
This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted FOR the proposals.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE
The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Unitholders and Joint Proxy Statement/Prospectus.

Dated:

(Please sign exactly as your name(s) appear(s) on this Proxy. When signing as attorney, executor, administrator, trustee, guardian or in other representative capacity, please give your full title as such. Proxies by a corporation should be signed in its name by an authorized officer. Proxies by a partnership should be signed in its name by an authorized person. If more than one name appears, all persons so designated should sign.)